Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, and Class Y Shares' Prospectuses of Pioneer Oak Ridge Small Cap Growth Fund; and in the Class A, Class B, Class C, Class R, and Class Y Shares' Prospectuses of Pioneer Oak Ridge Large Cap Growth Fund; and in the Class A, Class C, and Class Y Shares' Prospectuses of Pioneer Select Mid Cap Growth Fund; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class B, Class C, and Class Y Shares' Statement of Additional Information of Pioneer Oak Ridge Small Cap Growth Fund; and in the Class A, Class B, Class C, Class R, and Class Y Shares' Statement of Additional Information of Pioneer Oak Ridge Large Cap Growth Fund; and in the Class A, Class C, and Class Y Shares' Statement of Additional Information of Pioneer Select Mid Cap Growth Fund; and to the incorporation by reference of our report, dated January 26, 2010, on the financial statements and financial highlights of Pioneer Oak Ridge Small Cap Growth Fund, Pioneer Oak Ridge Large Cap Growth Fund, and Pioneer Select Mid Cap Growth Fund in the Annual Report to the Shareowners for the year ended November 30, 2009 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A, No. 333-108472).



ERNST & YOUNG LLP
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/s/ ERNST & YOUNG LLP


Boston, Massachusetts
March 24, 2010